EXHIBIT 32

Certification Pursuant to 18 U.S.C. 1350 and

Section 906 of Sarbanes-Oxley Act of 2002

We hereby certify that the foregoing Form 10-Q of Embassy Bancorp, Inc. for the quarter ending June 30, 2026  complies in all respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Embassy Bancorp, Inc.

By: /s/ David M. Lobach, Jr.
DAVID M. LOBACH, JR.
President and Chief Executive Officer

By: /s/ Judith A. Hunsicker
JUDITH A. HUNSICKER
First Executive Officer,
Chief Operating Officer and Secretary

By: /s/ Jeffrey C. Skumin
JEFFREY C. SKUMIN
Executive Vice President and Chief Financial Officer

Dated: August 13, 2026